EXHIBIT 1.1

 EXECUTION VERSION

MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2013-C11,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-C11

UNDERWRITING AGREEMENT

as of August 1, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
CIBC World Markets Corp. 425 Lexington Avenue New York, New York 10017

Ladies and Gentlemen:

Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation (the “Depositor”), proposes to cause the issuance of, and to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and CIBC World Markets Corp. (each an “Underwriter”, and collectively, the “Underwriters”), the Commercial Mortgage Pass-Through Certificates of the series and classes, and in the respective initial principal or notional amounts, set forth in Schedule I hereto (the “Offered Certificates”) pursuant to this Underwriting Agreement, dated the date first written above (this “Agreement”).  The Offered Certificates, together with the Class X-B, Class D, Class E, Class F, Class G, Class H, Class J and Class R Certificates (the “Private Certificates” and, collectively with the Offered Certificates, the “Certificates”), evidence the entire beneficial ownership interest in a trust fund consisting of mortgage loans secured by multifamily, manufactured housing community and commercial mortgaged properties acquired by the Depositor (the “Mortgage Loans”) and related property (collectively, the “Trust Fund”).  The Mortgage Loans will have an aggregate unpaid principal balance of approximately $856,326,747 as of the close of business on the Cut-off Date (as defined in the PSA referred to below), after giving effect to payments of principal due on or before the Cut-off Date, whether or not received.  The Mortgage Loans will be of the type and will have the characteristics described in the Prospectus Supplement (as defined below) prepared and delivered in connection with the offering of the Offered Certificates.  The Offered Certificates will have the aggregate principal balance set forth in the Prospectus Supplement, subject to an upward or downward variance in principal amount, not to exceed the percentage set forth in the Prospectus Supplement.

The Certificates are to be issued under a pooling and servicing agreement (the “PSA”), dated as of August 1, 2013, between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), Deutsche Bank

Trust Company Americas, as trustee (the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), authenticating agent (in such capacity, the “Authenticating Agent”) and custodian (in such capacity, the “Custodian”), and Situs Holdings, LLC, as trust advisor (the “Trust Advisor,” and together with the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Authenticating Agent and the Custodian, the “Transaction Parties,” and each, a “Transaction Party”).  The Offered Certificates of each class will be issued in the minimum denominations and will have the terms set forth in the Prospectus Supplement.  The Mortgage Loans will be sold to the Depositor pursuant to (i) a Mortgage Loan Purchase Agreement, dated the date hereof (the “BANA MLPA”), between Bank of America, National Association (“BANA”) and the Depositor, (ii) a Mortgage Loan Purchase Agreement, dated the date hereof (the “CIBC MLPA”), between CIBC Inc. (“CIBC”) and the Depositor, and (iii) a Mortgage Loan Purchase Agreement, dated the date hereof (the “MSMCH MLPA” and, collectively with the BANA MLPA and the CIBC MLPA, the “MLPAs”), between Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH” and, collectively with BANA and CIBC, the “Mortgage Loan Sellers”) and the Depositor.

Capitalized terms used herein, but not otherwise defined herein shall have the meanings set forth in the MLPAs or, if not defined therein, in the PSA.

1.                     Representations and Warranties.

(a)           The Depositor represents and warrants to the Underwriters as follows:

(i)        The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-177707) on Form S-3 for the registration of the Offered Certificates under the Securities Act of 1933 (the “1933 Act”), which registration statement was effective as of the Time of Sale, is effective as of the date hereof and will be effective as of any Subsequent Time of Sale and as of the Closing Date.  The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the 1933 Act a supplement, dated August 1, 2013, to the prospectus, dated July 29, 2013, included in such registration statement relating to the Offered Certificates and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Offered Certificates set forth therein.  Such registration statement, including the exhibits thereto, any information incorporated therein by reference and all information that is contained in the Prospectus (as defined below), as it may have been amended or supplemented at the date of the Prospectus Supplement (as defined below), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the 1933 Act, is hereinafter referred to as the “Base Prospectus”; the supplement to the Base Prospectus relating to the Offered Certificates in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the 1933 Act (including the Base Prospectus as so supplemented) is hereinafter referred to as the “Prospectus Supplement”; and the Base Prospectus and the Prospectus Supplement, together, are hereinafter referred to as the “Prospectus.”  The conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415(a)(1) under the Securities Act have been satisfied with respect to the Registration

Statement.  In accordance with Rule 172(c) of the 1933 Act, the Depositor shall make a good faith and reasonable effort to file the Prospectus, in the form that satisfies Section 10(a) of the 1933 Act, within the time required under Rule 424 under the 1933 Act and, in the event that the Depositor fails to timely file the Prospectus, the Depositor shall file the Prospectus as soon as practicable thereafter.

(ii)       At or prior to the time when sales to purchasers of the Offered Certificates were first made in accordance with Rule 159 of the 1933 Act, which was (a) approximately 2:10 p.m. (Eastern Time) on August 1, 2013 with respect to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates and (b) approximately 5:00 p.m. (Eastern Time) on August 1, 2013 with respect to the Class X-A Certificates (collectively, the “Time of Sale”), the Depositor had prepared and filed with the Commission the following information (collectively, the “Time of Sale Information”):  (i) a “free writing prospectus,” as defined in Rule 405 under the 1933 Act (a “Free Writing Prospectus”), prepared by or on behalf of the Depositor, dated July 29, 2013 (the “Preliminary FWP”), the cover page of which is attached hereto as Annex A; (ii) the Base Prospectus; (iii) the Free Writing Prospectus identified as a Structural and Collateral Term Sheet, dated July 26, 2013 (the “Structural and Collateral Term Sheet FWP”), relating to the Offered Certificates, the first page of which is attached as part of Annex B-1 hereto; (iv) the Free Writing Prospectus, filed with the Securities and Exchange Commission on July 26, 2013, under accession number 0001539497-13-000669 (the “Appendix I FWP”); (v) the Free Writing Prospectus, dated July 30, 2013, containing a Structural Update section (the “Pre-Pricing FWP I”) relating to the Offered Certificates, the first page of which is attached as part of Annex B-2 hereto; (vi) the Free Writing Prospectus, dated July 30, 2013, containing a General section on the Use of Proceeds and Plan of Distribution (the “Pre-Pricing FWP II”) relating to the Offered Certificates, the first page of which is attached as part of Annex B-3 hereto; and (vi) the Free Writing Prospectus, filed with the Securities and Exchange Commission on August 1, 2013, under accession number 0001539497-13-000712 (the “Other Pre-Pricing FWP”), relating to the Offered Certificates, the first page of which is attached as part of Annex B-4 hereto (each of the Structural and Collateral Term Sheet FWP, the Appendix I FWP, the Pre-Pricing FWP I, the Pre-Pricing FWP II and the Other Pre-Pricing FWP are referred to herein as an “Additional FWP” and, collectively, as the “Additional FWPs”).  The Time of Sale Information was delivered to investors in the Offered Certificates prior to the Time of Sale.  If, subsequent to the date of this Agreement, the Depositor or the Underwriters determine that, as to investors in one or more Classes of the Offered Certificates, the Time of Sale Information as of the Time of Sale included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in such Classes of the Offered Certificates, then “Time of Sale Information” shall also refer to the additional information conveyed to investors at the time of entry into such new purchase contract (each, a “Subsequent Time of Sale”), including any information that corrects such material misstatements or omissions (“Corrective Information”) and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

(iii)       As of the date hereof, as of the date the Registration Statement became effective or was deemed effective pursuant to Rule 430B under the 1933 Act, as of the Time of Sale (including any Subsequent Time of Sale), as of the date the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date when, prior to the Closing Date, any amendment to the Registration Statement becomes effective or any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, and (ii) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain an untrue statement of a material fact and did not, does not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations, warranties or agreements as to (A) the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with Underwriter Information (as defined below) furnished in writing to the Depositor by any Underwriter on behalf of itself or the other Underwriters specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, (B) any information contained in or omitted from the portions of the Prospectus Supplement for which the Mortgage Loan Sellers are obligated to indemnify the Underwriters under the Indemnification Agreements, each dated as of the date hereof, between the respective Mortgage Loan Seller, the Depositor and the Underwriters (such information, the “Mortgage Loan Seller Information”), or (C) any information regarding a Transaction Party contained in or omitted from the portions of the Prospectus Supplement for which such Transaction Party is obligated to indemnify the Underwriters under a separate related indemnification agreement, each dated as of the date hereof, entered into between such party, the Depositor and the Underwriters (such information, the “Transaction Party Information”).  The parties hereto acknowledge and agree that the “Underwriter Information” shall consist of:  (x) with respect to the Pre-Pricing FWP II, the second, fourth, fifteenth, sixteenth and seventeenth paragraphs and the first and second sentences of the fifth paragraph under the heading “Plan of Distribution (Conflicts of Interest)” in the Pre-Pricing FWP II; and (y) with respect to the Prospectus Supplement, the second, fourth, fifteenth, sixteenth and seventeenth paragraphs and the first and second sentences of the fifth paragraph of the section of the Prospectus Supplement entitled “PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)” and the first sentence of the last paragraph on the cover page of the Prospectus Supplement.  Any Issuer Information (as defined below) provided by the Depositor to any Underwriter, as of the date that such Issuer Information was so provided for inclusion in an Underwriter Free Writing Prospectus (as defined below), did not, as of the date that such Issuer Information was so provided, and does not, as of the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor shall not be in breach of this representation if the Depositor provided Issuer Information to the Underwriters, correcting such untrue statement or omission of a material fact contained in previously delivered Issuer Information, so long as the Depositor delivered the corrected information to the Underwriter a reasonable period time prior to the date hereof.

(iv)      The Time of Sale Information, at the Time of Sale (including any Time of Sale Information existing at any Subsequent Time of Sale, if any, at such Subsequent Time of Sale), did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (A) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (B) any Mortgage Loan Seller Information contained in or omitted from such Time of Sale Information.  The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in the Time of Sale Information (other than, with respect to the Pre-Pricing FWP, the information set forth in clause (x) of the definition of “Underwriter Information”).

(v)       The Depositor (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Prospectus, (iii) the Time of Sale Information, and (iv) each other written communication of the Depositor or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed to by the Underwriters and the Depositor (each such communication referred to in clause (iii) and this clause (iv) constituting an “issuer free writing prospectus”, as defined in Rule 433(h) under the 1933 Act, being referred to as an “Issuer Free Writing Prospectus”).  Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 4 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information conveyed to the subject investor) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or include any information that conflicted or conflicts with the information contained in the Registration Statement; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information, or (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus.  The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in any Issuer Free Writing Prospectus (other than, with respect to the Pre-Pricing FWP, the information set forth in clause (x) of the definition of Underwriter Information).  The Depositor acknowledges that the Preliminary FWP and the Additional FWPs are the only Issuer Free Writing Prospectuses (as defined below) prepared by or on behalf of the Depositor as of the date hereof.

(vi)      The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business, as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the MLPAs and the PSA, and is conducting its business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

(vii)     There are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the PSA, any MLPA or the Certificates, (ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement, any MLPA or the PSA, (iii) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any MLPA, the PSA or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates described in the Prospectus.

(viii)    No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. The Depositor has not received and is not aware of any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information or any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(ix)       The issuance and sale of the Certificates, the execution, delivery and performance of this Agreement, the PSA and the MLPAs by the Depositor and the consummation of the transactions contemplated herein and therein by the Depositor and compliance by the Depositor with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not (A) contravene any provision of the certificate of incorporation or by-laws of the Depositor or applicable law or (B) conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Depositor is subject, which conflict, breach, default, lien, charge or encumbrance is reasonably likely to materially and adversely affect the Depositor’s ability to perform its obligations under this

Agreement, the MLPAs or the PSA, or any statute, order, decree, rule or regulation applicable to the Depositor or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor or any of its subsidiaries.  Neither the Depositor nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, decree, rule or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of the Depositor to enter into or perform its obligations under this Agreement, any MLPA or the PSA.

(x)       The Offered Certificates have been duly and validly authorized by the Depositor for issuance and sale (or will have been so authorized prior to the issuance thereof) pursuant to this Agreement and the PSA.  When issued, authenticated and delivered by the Certificate Administrator pursuant to the provisions of this Agreement and of the PSA against payment of the consideration therefor by the Underwriters in accordance with this Agreement, the Offered Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the PSA, except as the enforceability thereof may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.  The Offered Certificates, the PSA, the MLPAs and the other transaction documents conform in all material respects to all statements relating thereto contained in each of (A) the Prospectus, (B) the Time of Sale Information and (C) any Issuer Information (as may have been revised and corrected if such revised or corrected information was delivered a reasonable time prior to the Time of Sale) delivered to any Underwriter for inclusion in an Underwriter Free Writing Prospectus.

(xi)       No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the PSA that have not yet been completed.

(xii)       This Agreement and each MLPA have been, and, as of the Closing Date, the PSA will be, duly authorized, executed and delivered by the Depositor.  This Agreement and the MLPAs constitute, and as of the Closing Date the PSA will constitute, a legal, valid and binding agreement enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

(xiii)       As of the Closing Date, the representations and warranties of the Depositor set forth in the PSA and any MLPA will be true and correct.

(xiv)       There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

(xv)       Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Depositor will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest, adverse claim or other encumbrance of any other person.  At the time of the execution and delivery of the PSA, the Depositor (A) will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor’s right, title and interest in and to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively “Liens”) granted by or imposed upon the Depositor, (B) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans or in the PSA or, except for the Underwriters, the Offered Certificates, and (C) will have the power and authority to transfer or cause to be transferred its right, title and interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriters.  Upon execution and delivery of the PSA by the Trustee, the Trustee will have acquired ownership of all of the Depositor’s right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Offered Certificates pursuant hereto, each Underwriter will have good title to the Offered Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor.

(xvi)       The Depositor is not, and the issuance and sale of the Offered Certificates in the manner contemplated by the Prospectus will not cause the Depositor or the Trust Fund to be, subject to registration or regulation as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”); and the PSA is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(xvii)       Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates.  The consideration received by the Depositor upon the sale of the Offered Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Offered Certificates.  The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters.  The Depositor is not selling the Offered

    Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor.

(xviii)       The Depositor has not relied on the Underwriters for any tax, regulatory, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority.  The Depositor acknowledges and agrees that (i) the terms of this Agreement and the offering (including the price of the Offered Certificates) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Depositor and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Depositor on other matters; (iii) the Underwriters’ obligations to the Depositor in respect of the offering, and the purchase and sale, of the Offered Certificates are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

(xix)       The Trust Fund (other than those portions specified in the PSA) will qualify as three separate real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”); the REMIC III Regular Certificates (as defined in the PSA), other than the portion of the Class J Certificates representing the right to receive Excess Interest, if any, as set forth in the PSA and the EC REMIC III Regular Interests (as defined in the PSA) will constitute “regular interests” in a REMIC;  and the Class R Certificates will constitute the sole class of “residual interests” in each of REMIC I, REMIC II and REMIC III.  Portions of the Trust Fund consisting of the right to receive Excess Interest on ARD Mortgage Loans, if any, and the Excess Interest Sub-account, if any, will also qualify as a grantor trust for federal income tax purposes under the Code and the Class J Certificates will represent ownership interests in the assets of the grantor trust, if applicable.  If applicable, the two components of each Class J Certificate will represent a “regular interest coupled with a contractual right” within the meaning of Treasury Regulations Section 1.860G-2(i).  The Grantor Trust will be treated as a grantor trust under Subpart E of Part I of Subchapter J of the Code and Treasury Regulations Section 301.7701-4(c)(1), and the Exchangeable Certificates will represent ownership interests in the assets of the grantor trust.

(xx)       There are no legal or governmental actions or proceedings or investigations pending or, to the knowledge of the Depositor, threatened, to which the Depositor is a party or to which any of the properties of the Depositor are subject that are required to be described in the Prospectus or the Time of Sale Information or necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading and that are not so described, nor are there any contracts or other documents to which the Depositor is a party or to which the Depositor or any of the properties of the Depositor are subject that are required to be described in the Prospectus.

(xxi)       The Depositor possesses all material licenses, certificates, authorizations and/or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor.

(xxii)       At the Closing Date, the respective classes of Offered Certificates listed on Schedule I hereto shall have been assigned ratings by the Rating Agencies (as defined in the PSA) no less than those set forth in the Time of Sale Information and such ratings shall not have been withdrawn, suspended or qualified.

(xxiii)       Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the PSA, the MLPAs and the Offered Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

(xxiv)       None of the Depositor or any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(xxv)       The Depositor is not, and on the date on which the first bona fide offer of the Offered Certificates is made (within the meaning of Rule 164(h)(2) under the 1933 Act) will not be, an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(xxvi)       The Depositor has executed and delivered a written representation to each Rating Agency (other than any Rating Agency to which BANA has executed and delivered a written representation as set forth in Section1(b)(iv) hereof) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the 1934 Act (“Rule 17g-5”), and the Depositor has complied, and will hereafter comply, with such representation, other than any breach of such representation (a) that would not have a material adverse effect on the Offered Certificates or (b) arising from a breach by any of the Underwriters of a representation, warranty and agreement set forth in this Agreement.

(xxvii)       The statements set forth in each of the Preliminary FWP and the Prospectus Supplement under the heading “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” insofar as they purport to describe matters of law or legal conclusions with respect thereto, are correct in all material respects.

(b)           BANA represents and warrants to the Underwriters as follows:

(i)       It has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with the power and authority to enter into and perform its obligations under this Agreement;

(ii)       This Agreement has been duly authorized, executed and delivered by BANA.  This Agreement constitutes a legal, valid and binding agreement enforceable against BANA in accordance with its terms, except as such enforceability may be limited by the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities;

(iii)       The execution, delivery and performance of this Agreement by BANA and the consummation of the transactions contemplated herein by BANA and compliance by BANA with its obligations hereunder have been duly authorized by all necessary corporate action and will not (i) contravene any provision of the articles of association or bylaws of BANA or applicable law or (ii) conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of BANA pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which BANA is a party or by which it may be bound or to which any of the property or assets of BANA is subject, which conflict, breach, default, lien, charge or encumbrance is reasonably likely to materially and adversely affect BANA’s ability to perform its obligations under this Agreement;

(iv)       BANA has executed and delivered a written representation to each Rating Agency (other than any Rating Agency to which the Depositor has executed and delivered a written representation as set forth in Section 1(a)(xxvi) hereof) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5, and BANA has complied with each such representation, other than any breach of such representation (a) that would not have a material adverse effect on the Offered Certificates or (b) arising from a breach by any of the Underwriters of a representation, warranty and agreement set forth in this Agreement;

(v)       There is no action, suit or proceeding against BANA pending, or, to the knowledge of BANA, threatened, before any court, arbitrator, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation by BANA of any of the transactions contemplated by this Agreement or (C) which might materially and adversely affect the performance by BANA of its obligations under, or the validity or enforceability of, this Agreement; and

(vi)       Each representation and warranty of the Depositor set forth in Section 1(a) hereof is true and correct as of the date hereof or as of the date specified in such representation and warranty.

(c)           Each Underwriter, severally and not jointly, represents, warrants and agrees that:

(i)       as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder; and

(ii)      in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State other than:

   (A)           to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

   (B)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Depositor for any such offer; or

   (C)           in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Offered Certificates referred to in clauses (A) to (C) above shall require the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this paragraph (c)(ii), (1) the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(iii)      (A)          it has, in the United Kingdom, only communicated or caused to be communicated and will, in the United Kingdom, only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

(B)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

(iv)     It has not provided, as of the date of this Agreement, and covenants with the Depositor that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the 1934 Act and used herein, an “NRSRO”), any information, written or oral, relating to the Trust Fund, the Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the PSA or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)C)), without the prior consent of BANA.

(v)       It will not provide to any Rating Agency or other NRSRO, any information, written or oral, relating to the Trust Fund, the Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the PSA or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Certificates (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of BANA.

(vi)      It will not offer or sell any Offered Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used in this Agreement means any person resident in Japan, including any corporation or other entity organized under the laws and regulations of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws and regulation.

2.           Purchase and Sale.

Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Depositor shall sell to the Underwriters, and each Underwriter shall, severally and not jointly, purchase from the Depositor, at the related purchase price set forth on Schedule I hereto, Offered Certificates of each class thereof having an actual or notional amount as set forth on Schedule I hereto opposite its name.  There will be added to the purchase price of the Offered Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from August 1, 2013 to but excluding the Closing Date.

3.           Delivery and Payment.

Payment of the aggregate purchase price for, and delivery of, the Offered Certificates shall be made at 10:00 a.m. New York City time on August 15, 2013, which time and date may be postponed by agreement between the Underwriters and the Depositor (such time and date of payment and delivery, the “Closing Date”).  Payment shall be made to the Depositor by the Underwriters of the purchase prices of the Offered Certificates as set forth in Schedule I in immediately available Federal funds wired to such bank as may be designated by the Depositor, against delivery of the Offered Certificates.  Delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company (“DTC”).  Each class of Offered Certificates will be represented by one or more definitive global Offered Certificates to be deposited by or on behalf of the Depositor with DTC or the Trustee.  The Offered Certificates will be made available for examination by the Underwriters not later than 10:00 a.m. New York City time on the last business day prior to the Closing Date.  The closing of the transactions contemplated hereby shall be made at the offices of Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202, or at such other place as shall be agreed upon by the Underwriters and the Depositor.

4.           Offering Communications; Free Writing Prospectuses.

It is understood that the Underwriters propose to offer the Offered Certificates for sale as set forth in this Agreement, the Time of Sale Information and the Prospectus.  In connection with the offering of the Offered Certificates, the Underwriters may each prepare and provide to prospective investors Free Writing Prospectuses, or portions thereof, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

(i)       Unless preceded or accompanied by the Prospectus, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the 1933 Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the 1933 Act, (3) is made in reliance on Rule 172 under the 1933 Act, (4) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information, or (5) constitutes such other written communication approved by the Depositor in advance.  Without the prior written consent of the Depositor, the Underwriters shall not convey or deliver in connection with the initial offering of the Offered Certificates any “computational materials” or “ABS term sheets” in reliance on the “Kidder/PSA” no-action letters or any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the 1933 Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the 1933 Act.

(ii)       Each Underwriter shall deliver to the Depositor, no later than one (1) business day prior to the date of first use thereof or such later date as may be agreed to by the Depositor, any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an “Underwriter Free Writing Prospectus”) and that contains any “issuer information,” as defined in Rule 433(h) under the 1933 Act and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 (“Issuer Information”) (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information); provided that (a) any such Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Offered Certificates shall be delivered by such Underwriter to the Depositor no later than the later of (x) the date such final terms have been established for all classes of the Offered Certificates and (y) the date of first use, and (b) any such Free

Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by such Underwriter to the Depositor no later than the later of (x) one (1) business day prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or such later date as may be agreed to by the Depositor and (y) the date of first use of such Free Writing Prospectus.

(iii)      Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such Underwriter pursuant to Section 4(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Offered Certificates.

(iv)      Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 4(ii) did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, Mortgage Loan Seller Information or Transaction Party Information), which information was not corrected by Corrective Information subsequently supplied by the Depositor or the related Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

(v)      The Depositor agrees to file with the Commission the following:

(A)      Each Issuer Free Writing Prospectus;

(B)      Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Depositor pursuant to Section 4(ii);

(C)      Any Free Writing Prospectus or portion thereof that contains a description of the final terms of the Offered Certificates, after such terms have been established for all classes in the offering;

(D)      Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications; and

(E)      Any ABS Informational and Computational Material that is not being treated as a Free Writing Prospectus.

The Depositor is required to file such Free Writing Prospectuses with the Commission in electronic format and the Underwriters shall use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft

Excel® format (and not in a PDF) or such other format as is acceptable to the Depositor, except to the extent that the Depositor, in its sole discretion, waives such requirements.

(vi)       Any Free Writing Prospectus required to be filed pursuant to Section 4(v) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

 (A)           Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Offered Certificates shall be filed by the Depositor with the Commission within two (2) days of the later of the date such final terms have been established for all classes of Offered Certificates and the date of first use;

 (B)           Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission no later than the later of (i) the due date for filing the final Prospectus relating to the Offered Certificates pursuant to Rule 424(b) under the 1933 Act and (ii) two (2) business days after the date of first use of such Free Writing Prospectus; and

 (C)           Any Free Writing Prospectus required to be filed pursuant to Section 4(v)(D) may, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four (4) business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

(vii)       Each Underwriter (with the reasonable cooperation of the Depositor) shall file with the Commission any Free Writing Prospectus (other than a Free Writing Prospectus required to be delivered to the Depositor pursuant to Section 4(ii)) that is neither an Issuer Free Writing Prospectus nor contains Issuer Information and that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(viii)      Notwithstanding the provisions of Section 4(vii), each Underwriter (with the reasonable cooperation of the Depositor) shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four (4) business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(ix)       Notwithstanding the provisions of Sections 4(v) (other than 4(v)(C)), 4(vii) and 4(viii), (A) neither the Depositor nor any Underwriter shall be required to file (1) any Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Depositor, if such information is included (including through incorporation by reference) in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Offered Certificates, (2) any Free Writing Prospectus or portion thereof that contains a description of the Offered Certificates or the offering of the Offered Certificates which does not reflect the final terms thereof, or (3) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and (B) no Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Offered Certificates.

(x)       The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the 1933 Act:

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-177707) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

(xi)       The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4, and that have not been filed, for a period of three (3) years following the initial bona fide offering of the Offered Certificates.

(xii)       (A)           If the Depositor becomes aware that, as of the Time of Sale or as of the Closing Date, any information in an Issuer Free Writing Prospectus or any Issuer Information contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading, or conflicted or conflicts with the information contained in the Registration Statement (a “Defective Issuer Free Writing Prospectus”), the Depositor shall notify the Underwriters of such untrue statement or omission or conflict within one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement, omission or conflict in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

(B)           If any Underwriter becomes aware that, as of the Time of Sale or as of the Closing Date, any information in an Underwriter Free Writing Prospectus delivered to an investor in any Offered Certificates contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading (a “Defective Underwriter Free Writing Prospectus” and, together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Depositor of such untrue statement or omission within one business day after discovery.

(C)           The Underwriters shall, if requested by the Depositor:

 (1)           if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus (and the defective information does not constitute Issuer Information), prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”); provided that if an Underwriter Free Writing Prospectus and Issuer Free Writing Prospectus are both determined to be a Defective Free Writing Prospectus as a result of the same untrue statement or omission in each such document, then the Issuer shall prepare a single Corrected Free Writing Prospectus correcting both such Defective Free Writing Prospectuses;

 (2)           either (i) deliver the Corrected Free Writing Prospectus to each investor that received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (ii) deliver the Corrected Free Writing Prospectus to each investor that received the Defective Free Writing Prospectus and has entered into a contract of sale, clearly identifying or highlighting the Corrective Information, and (x) notify in writing each such investor in a prominent fashion that the prior contract of sale with such investor has been terminated, and of the investor’s rights as a result of termination of such agreement, and (y) provide each such investor with an opportunity to affirmatively agree to purchase the Offered Certificates on the terms described in the Corrected Free Writing Prospectus; and

 (3)           comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(D)           If the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus (and the Defective Free Writing Prospectus was not defective based solely on an untrue statement or omission in Underwriter Information), and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Depositor agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permit the Depositor access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

(xiii)          Each Underwriter covenants with the Depositor that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Offered Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

5.             Covenants of the Depositor.

The Depositor covenants with each Underwriter as follows:

(a)           The Depositor will give each of the Underwriters prior written notice of its intention to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus or to file or prepare (i) any amendment to the Registration Statement at any time prior to the Closing Date or (ii) any amendment or supplement to the Prospectus (including any revised prospectus that the Depositor proposes for use by the Underwriters in connection with the offering of the Offered Certificates and that differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act) at any time during the period during which a prospectus is required to be delivered to purchasers of the Offered Certificates under the 1933 Act (the “Prospectus Delivery Period”), and the Depositor will furnish the Underwriters with copies of any such Issuer Free Writing Prospectus, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such amendment or supplement or use any such prospectus to which the Underwriters shall reasonably object.

(b)           The Depositor will promptly give each Underwriter written notice of (i) when any amendment to the Registration Statement has become effective (subject to paragraph (a) of this Section 5), (ii) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Depositor or the Offered Certificates, (iii) any written notification received by the Depositor of suspension of qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Depositor, threatening any proceeding for that purpose.  The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           If, at any time during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act or the rules under the 1933 Act, the Depositor promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

(d)           The Depositor will cause each of the Base Prospectus and the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.  Subject to Section 4, the Depositor will cause the Issuer Free Writing Prospectus to be transmitted for filing pursuant to Rule 433 under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

(e)           The Depositor will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, during the Prospectus Delivery Period, as many copies of the Base Prospectus and the Prospectus Supplement and any amendments and supplements thereto as the Underwriters may reasonably request. Prior to the date on which the Base Prospectus and the Prospectus Supplement are available, the Depositor will furnish to the Underwriters and each counsel for the Underwriters, without charge as many copies of the Preliminary FWP and each Issuer Free Writing Prospectus as the Underwriters may reasonably request.

(f)           The Depositor will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of Offered Certificates; provided, however, that the Depositor shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(g)           The Depositor will use the net proceeds received by it from the sale of the Offered Certificates in the manner specified in the Prospectus under “USE OF PROCEEDS.”

(h)           Whether or not the transactions contemplated in the PSA are consummated or this Agreement is terminated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Depositor’s counsel and accountants in connection with the purchase and transfer of the Mortgage Loans and the issuance and sale of the Offered Certificates, (ii) the costs and expenses of preparing and delivering the PSA, the MLPAs and the other transaction documents to the parties thereto,

(iii) the fees, costs and expenses of the Trustee, the Custodian and the Certificate Administrator (to the extent not otherwise payable under the PSA, and except to the extent that another party is obligated to pay such amounts thereunder), (iv) all fees and expenses incurred in connection with the registration and delivery of the Offered Certificates under the 1933 Act, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified above, (v) the costs of printing or producing any “blue sky” memorandum in connection with the offer and sale of the Offered Certificates under state securities laws and all expenses in connection with the qualification of the Offered Certificates for the offer and sale under state securities laws as provided in Section 5(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” memorandum, (vi) the cost of printing the Offered Certificates, (vii) all costs and expenses related to the transfer and delivery of the Offered Certificates to the Underwriters, including any transfer or other taxes payable thereon, (viii) the upfront costs and charges of any custodian, transfer agent, registrar or depository (to the extent not otherwise payable under the PSA, and except to the extent that another party is obligated to pay such amounts pursuant to an agreement executed in connection with the issuance of the Certificates), (ix) the fees and expenses of the rating agencies incurred in connection with the issuance and sale of the Offered Certificates; and (x) all other costs and expenses incident to the performance of the obligations of the Depositor hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in Section 7 or as otherwise agreed to by the parties, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

(i)           The Depositor shall obtain a letter from a nationally recognized certified public accounting firm (reasonably satisfactory to the Underwriters), satisfactory in form and substance to the Depositor and the Underwriters, to the effect that such accounting firm has performed certain specified procedures, all of which have been agreed to by the Depositor and the Underwriters, as a result of which it has determined that the information included in the Time of Sale Information and the Prospectus Supplement that such accounting firm has examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Depositor or the Underwriters to be material.

(j)           The Depositor acknowledges and agrees that each Underwriter in providing investment banking services to the Depositor in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Depositor does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

(k)           The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus or any materials used in a Road Show (as defined in Rule 433 of the 1933 Act) that are required to be retained by the Depositor pursuant to the 1933 Act, to the extent not filed with the Commission in accordance with Rule 433 under the 1933 Act.

6.             Conditions of Underwriters’ Obligations.

Each Underwriter’s obligation to purchase the Offered Certificates allocated to it as set forth on Schedule I hereto shall be subject, in the discretion of the Underwriters, to the accuracy of the representations and warranties on the part of the Depositor and BANA contained herein as of the date hereof and as of the Closing Date, to the accuracy of the representations and warranties on the part of the Depositor contained in the PSA as of the Closing Date, to the accuracy of the statements of the Depositor and BANA made in any certificates pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Depositor’s knowledge, threatened by the Commission and the Prospectus Supplement and each Free Writing Prospectus required to be filed by the Depositor pursuant to Section 4 shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the 1933 Act or Rule 433 under the 1933 Act, as applicable.

(b)           On the Closing Date, such Underwriter shall have received:

(i)       One or more opinions, dated the Closing Date, of counsel to the Depositor, in form and substance satisfactory to such Underwriter.

(ii)      One or more letters of counsel to the Depositor, relating to the Time of Sale Information as of the Time of Sale and as to the Prospectus as of the date thereof and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to such Underwriter.

(iii)     An opinion, dated the Closing Date, of in-house counsel to the Depositor, in form and substance satisfactory to such Underwriter.

(iv)     One or more letters of counsel to the Underwriters, relating to the Time of Sale Information as of the Time of Sale and to the Prospectus as of the Date thereof and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to such Underwriter.

Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement, the MLPAs and the PSA and on certificates furnished by public officials.  Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered.  Such opinion(s) may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States.

(c)           The PSA, the MLPAs, the respective indemnification agreements between the Depositor, the Underwriters and, as applicable, each Mortgage Loan Seller and Transaction

Party and all of the other agreements identified in such agreements shall have been duly entered into by all respective parties.

(d)           The Depositor shall have delivered to each Underwriter a certificate, dated the Closing Date, and signed by the managing director, director, a senior vice president or a vice president of the Depositor, to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, the Agreement, the Prospectus, the PSA, the MLPAs and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

(i)       the representations and warranties of the Depositor in this Agreement and the PSA are true and correct in all material respects;

(ii)      the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iii)     since the date of this Agreement, there has been no material adverse change in the financial condition of the Depositor;

(iv)     no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission; and

(v)      nothing has come to his/her attention that would lead him/her to believe that the Time of Sale Information, as of the Time of Sale, or the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Time of Sale Information, when read in conjunction with other Time of Sale Information), in the light of the circumstances under which they were made, not misleading.

(e)           Each Mortgage Loan Seller shall have delivered to each Underwriter a certificate, dated the Closing Date, of the president, a senior or executive vice president or other vice president on its behalf (or other comparable officer in the case of a Mortgage Loan Seller that is not a corporation), to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, the Time of Sale Information, the Prospectus Supplement, the PSA, its respective MLPA, and various other closing documents, and that, to the best of his or her knowledge:

(i)       the representations and warranties of the Mortgage Loan Seller in the respective MLPA are true and correct in all material respects except as indicated on Schedule A thereto;

(ii)       the Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the respective MLPA at or prior to the Closing Date; and

(iii)       since the date of this Agreement, there has been no material adverse change in the financial condition of the Mortgage Loan Seller.

(f)           BANA shall have delivered to the Underwriters a certificate, dated the Closing Date, of the managing director, director, a senior or executive vice president or other vice president on behalf of BANA to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, this Agreement and various other closing documents, and that, to the best of his or her knowledge:

(i)       the representations and warranties of BANA in this Agreement are true and correct in all material respects;

(ii)      BANA has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii)     since the date of this Agreement, there has been no material adverse change in the financial condition of BANA.

(g)           The Depositor and each Underwriter shall have received from a nationally recognized certified public accounting firm (reasonably satisfactory to the Underwriters), the letter specified in Section 5(i), dated as of the date hereof and the Closing Date, in form and substance satisfactory to such Underwriter, stating in effect, at a minimum, that:

(i)       it has performed certain specified procedures as a result of which it has determined that certain information of an accounting, financial or statistical nature set forth in the Time of Sale Information and the Prospectus Supplement, respectively, agrees with the data sheet or computer tape prepared by or on behalf of each Mortgage Loan Seller, unless otherwise noted in such letter; and

(ii)      it has compared the data contained in the data sheet or computer tape of the Mortgage Loan Sellers referred to in the immediately preceding clause (i) to information contained in the Mortgage Files of the Mortgage Loan Sellers and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

(h)             RESERVED

(i)            Each Underwriter shall have received, with respect to each of the Master Servicer, the Special Servicer, the Trust Advisor, the Trustee, the Custodian and the Certificate Administrator, (i) its written opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters, and (ii) its letter relating to the Time of Sale Information, as of the Time of Sale, and to the Prospectus Supplement, as of the date of the Prospectus Supplement and as of the Closing Date, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

(j)            The Underwriters shall have received from counsel to each Mortgage Loan Seller (i) its written opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters, including an opinion that certain disclosure relating to such parties is appropriately responsive in all material respects with the applicable requirements of Regulation AB, and (ii) its letter relating to the Time of Sale Information, as of the Time of Sale, and to the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

(k)           Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business, operations, financial condition, properties or assets of the Depositor or a Mortgage Loan Seller (including any of the Mortgage Loans) which such Underwriter concludes, in the reasonable judgment of such Underwriter, would have a material adverse effect on (x) the investment quality of the Offered Certificates, so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Certificates as contemplated by the Time of Sale Information (excluding the Corrective Information) and the Prospectus, or (y) the ability of the Depositor to perform its obligations under this Agreement, any MLPA or the PSA.

(l)             The Offered Certificates shall have been assigned ratings by the Rating Agencies no less than those set forth in the Time of Sale Information and such ratings shall not have been withdrawn, suspended or qualified.

(m)           The Underwriters shall have received copies of any opinions of counsel to the Depositor supplied to the Rating Agencies relating to certain matters with respect to the Offered Certificates.  Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

(n)            The Depositor shall have furnished to the Underwriters and their counsel such further opinions, information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

7.              Indemnification.

(a)            The Depositor and BANA, jointly and severally, shall indemnify and hold harmless each Underwriter (severally and not jointly), its directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all expenses, losses, claims, actions, damages and other liabilities (including without limitation any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, action, damage or other liability) (the “Liabilities”) as incurred, joint or several, to which any such indemnified party may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon:

(i)       any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; or

(ii)      any untrue statement or alleged untrue statement of any material fact contained in the Prospectus (including the Loan Detail and any Diskette (each as defined below)) or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading;

(iii)     any untrue statement or alleged untrue statement of a material fact contained in (x) any Issuer Free Writing Prospectus (including any draft of the PSA made available to one or more prospective investors (the “Draft PSA”)) or (y) any Issuer Information or information concerning the Mortgage Loans provided to the Underwriters by the Depositor contained in (1) any Underwriter Free Writing Prospectus, or (2) any Free Writing Prospectus that is required to be filed pursuant to Section 4(v)(C), Section 4(v)(D) or Section 4(viii) hereof (the items described in clauses (x) and (y) collectively, the “Issuer Disclosure Materials”), or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information and any Draft PSA conveyed to the subject investor), in the light of the circumstances under which they were made, not misleading, which untrue statement or omission referred to above in this clause (iii) was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale (but not less than one (1) Business Day so that a Corrected Free Writing Prospectus could have been provided (electronically or otherwise)), or

(iv)     any breach of the representation and warranty in Sections 1(a)(xxv) and (xxvi) or Section 1(b)(iv);

provided that in the case of clauses (i), (ii) and (iii) above, insofar as the Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any Underwriter Information, neither the Depositor nor BANA shall have any obligation to so indemnify and hold harmless; and provided, further, that neither the Depositor nor BANA shall have any obligation to so indemnify and hold harmless to the extent that the Liabilities arise out of or are based upon an untrue statement or omission or an alleged untrue statement or omission with respect to the Mortgage Loan Seller Information or Transaction Party Information.  This indemnity agreement will be in addition to any liability that the Depositor and/or BANA may otherwise have.  “Loan Detail” shall mean the information set forth in Appendix I and Appendix II to the Prospectus Supplement.  “Diskette” shall mean the information set forth on any electronic disc, CD-ROM or diskette attached to the Prospectus.

(b)           Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor, its directors and its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all Liabilities as incurred, but only with respect to Liabilities caused by any (i) untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriter Information, which was not corrected by subsequent Underwriter Information supplied to the Depositor by such Underwriter prior to the Time of Sale to the applicable investor of Offered Certificates, and (ii) untrue statements or alleged untrue statements of a material fact, in any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading, which untrue statement or omission was not corrected by a subsequent Underwriter Free Writing Prospectus supplied to the Depositor by such Underwriter prior to the Time of Sale to the applicable investor of Offered Certificates; provided that no Underwriter shall be obligated to so indemnify and hold harmless to the extent such Liabilities arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission contained in or made in reliance on and in conformity with any Issuer Information, Mortgage Loan Seller Information or Transaction Party Information, which was not corrected by Corrective Information subsequently supplied by the Depositor or the applicable Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale, or (B) information that is also contained in the Time of Sale Information, or (C) any errors in the mathematical calculations reflected in such Free Writing Prospectus to the extent such errors arise out of or are based upon errors in such Issuer Information, Mortgage Loan Seller Information or Transaction Party Information. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c)           Each Underwriter (the “Indemnifying Underwriter”) will indemnify and hold harmless the other Underwriters, their respective officers and directors, and each person, if any, who controls such other Underwriter within the meaning of either the 1933 Act or the 1934 Act (the “Non-Indemnifying Underwriter”) from and against any and all Liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact regarding the Indemnifying Underwriter contained in the Underwriter Information, or the omission or alleged omission to state a material fact necessary in order to make the statements regarding the Indemnifying Underwriter contained in the Underwriter Information, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission (when read in conjunction with the Time of Sale Information) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus or any other Free Writing Prospectus described in Sections 4(vii) or (viii), in each case that was prepared (or, if not prepared by any Underwriter, was used, authorized or approved) by or on behalf of the Indemnifying Underwriter(s), or (iii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Sections 4 or 9, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Indemnifying Underwriter(s) shall not be liable under this subsection (c) to any Non-Indemnifying Underwriter in respect thereof to the extent that the Non-Indemnifying Underwriter is entitled to indemnification or contribution for the subject loss, claim, damage, liability cost or expense (i) from another party pursuant to any separate indemnification agreement entered into by a Mortgage Loan Seller or a Transaction Party in favor of such Underwriter, or (ii) from the Depositor hereunder.  No Underwriter shall be liable to another Underwriter or any officer, director or controlling person with respect to such other Underwriter under this Section 7(c) for any losses, liabilities, claims or damages arising out of an untrue statement or alleged untrue statement or omission or alleged omission in any such document prepared by such other Underwriter.  This agreement will be in addition to any liability that any Underwriter may otherwise have.

(d)           Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than under subsection (a), (b) or (c) of this Section 7.  Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred.  If any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party may participate at its own expense in the defense of any such action.  The indemnifying party may elect to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, and all such fees and expenses shall be reimbursed as they are incurred.  An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.  However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party, in form and substance satisfactory to such indemnified party, and without any admission of fault, culpability or failure to act or on behalf of the indemnified party, from all liability on claims that are the subject matter of such proceeding, without the consent of the indemnified party.

(e)           If the indemnification provided for in subsection (a), (b) or (c) of this Section 7 is applicable in accordance with its terms with respect to one or more indemnifying parties, but is for any reason unavailable or insufficient to hold harmless an indemnified party under such subsection (a), (b) or (c) above, then in order to provide for just and equitable contribution, each such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Liabilities referred to in such subsection (a), (b) or (c) above in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Offered Certificates or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the untrue statements or omissions or alleged untrue statements or omissions that resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Depositor on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the issuance and sale of the Offered Certificates under this Agreement (before deducting expenses) received by the Depositor bear to the total underwriting discounts, commissions or other fees received by such Underwriter. The relative benefits received by an Underwriter on the one hand and another Underwriter on the other shall be deemed to be in the same proportion as the total underwriting discounts, commissions or other fees received by the first such Underwriter bear to the total underwriting discounts, commissions or other fees received by the other such Underwriter.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand, or the indemnified party on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

(f)           The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (e) above.  The amount paid or payable by an indemnified party as a result of the Liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim, subject to the limitations provided in subsection (e).  If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.  Notwithstanding the provisions of subsection (e) above or this subsection (f), no Underwriter shall be required to contribute or deemed to contribute any amount in excess of the amount by which (i) the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Offered Certificates exceeds (ii) the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (f), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (f).

(g)           No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(h)           The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, an Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (iii) acceptance of and payment for any of the Offered Certificates.

(i)            The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective amount of Offered Certificates they have purchased hereunder, and not joint.

8.              Certain Provisions to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Depositor, BANA and the Underwriters as set forth in this Agreement shall remain in full force and effect, regardless of any investigations (or any statements as to the results thereof) made in connection with the issuance of Certificates by or on behalf of the Underwriters or any officer or director or controlling person of an Underwriter, or the Depositor or BANA, or any officer, director or controlling person of the Depositor or BANA and shall survive delivery of and payment for the Certificates.  The provisions of Sections 5(h), 7 and 10(c) shall survive the termination or cancellation of this Agreement.

9.              Defaulting Underwriter.

(a)           If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Offered Certificates that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, the other Underwriter shall be obligated to purchase the Offered Certificates which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offered Certificates, without the written consent of such Underwriter, and provided, further, that no Underwriter shall be obligated under this Section 9 to purchase Offered Certificates of a Class that it is not otherwise obligated to purchase under this Agreement.

(b)           If, on the Closing Date, one of the Underwriters shall fail or refuse to purchase Offered Certificates that it has agreed to purchase hereunder on such date and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriter and the Depositor for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Depositor.  In any such case either such non-defaulting Underwriter or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.            Termination of Agreement.

(a)           Any Underwriter may terminate its obligations under this Agreement, by notice to the Depositor, at any time at or prior to the Closing Date if the sale of the Offered Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply in all material respects with the terms, or to fulfill in all material respects any of the conditions of, this Agreement (including if any of the opinions and certificates mentioned in Section 6 or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Underwriters and counsel for the Underwriters), or if for any reason the Depositor shall be unable to perform in all material respects its obligations under this Agreement.

(b)           The obligations of the Underwriters to purchase the Offered Certificates shall be terminable by the Underwriters, in the absolute discretion of the Underwriters, by notice given to the Depositor and BANA, if at any time on or prior to the delivery of and payment for the Offered Certificates (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust Fund which, in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Certificates, (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago

Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or the over-the-counter market, or minimum prices shall have been established on any such exchange, (iii) trading of any securities of the Depositor or its affiliates shall have been suspended on any exchange or in any over-the-counter market, (iv) any downgrading in the intended rating of any of the Offered Certificates by any Rating Agency shall have occurred, or any such ratings shall have been withdrawn, suspended or qualified, (v) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or State of New York authorities, or (vi) there shall have occurred any attack, outbreak or escalation of hostilities or any act of terrorism, or any change in financial markets or any calamity or crisis, or any major disruption of settlement or clearance of securities in the United States that, in the judgment of such Underwriter, is material and adverse and, in the case of any of the events specified in the immediately preceding clauses (i) through (vi), such event singly or together with any other such event, makes it, in the judgment of the Underwriters, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(c)           If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse such Underwriter upon demand for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Offered Certificates.

11.            Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered by courier, with appropriate confirmation of receipt.  Notices to (i) the Depositor, shall be directed to Banc of America Merrill Lynch Commercial Mortgage Inc., Bank of America Tower, One Bryant Park, New York New York 10036, Attention: Director of CMBS Securitizations, with a copy to W. Todd Stillerman, Assistant General Counsel, Bank of America Merrill Lynch Legal Department, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255; (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, NY1-100-11-07, New York, New York 10036, Attention: Director of CMBS Securitizations, with a copy to W. Todd Stillerman, Assistant General Counsel, Bank of America Merrill Lynch Legal Department, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255; (iii) Morgan Stanley & Co. LLC, shall be directed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Stephen Holmes (with a copy to the attention of James Y. Lee at 1221 Avenue of the Americas, New York, New York 10020); and (iv) CIBC World Markets Corp., shall be directed to CIBC World Markets Corp., 425 Lexington Avenue, 4th Floor, New York, New York 10017, Attention:  Todd Roth, or, in the case of any such party, shall be directed to such other address as may hereafter be furnished by such party to the others in writing.

12.            Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors. Nothing expressed or mentioned in this

Agreement is intended or shall be construed to give any person or entity, other than the Underwriters and the Depositor and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Depositor and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Offered Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

13.            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE

ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

14.            Entire Agreement.

This Agreement represents the entire agreement between the Depositor, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Offered Certificates.  This Agreement supersedes all prior or contemporaneous agreements and understandings between the parties hereto relating to the subject matter hereof.

15.            Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

16.            Amendment.

Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, BANA and the Depositor in accordance with its terms.

Very truly yours,

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

By:	/s/ David S. Fallick
Name: David S. Fallick
Title: Vice President

MSBAM 2013-C11 - Underwriting Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ David S. Fallick
Name: David S. Fallick
Title: Managing Director

MSBAM 2013-C11 - Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David S. Fallick
Name: David S. Fallick
Title: Managing Director

One Bryant Park New York, New York 10036

MSBAM 2013-C11 - Underwriting Agreement

MORGAN STANLEY & CO. LLC

By:	/s/ Timothy Gallagher
Name: Timothy Gallagher
Title: Managing Director

1585 Broadway New York, New York 10036

MSBAM 2013-C11 - Underwriting Agreement

CIBC WORLD MARKETS CORP.

By:	/s/ Todd H. Roth
Name: Todd H. Roth
Title: Managing Director

425 Lexington Avenue New York, New York 10017

MSBAM 2013-C11 - Underwriting Agreement

ANNEX A

FIRST PAGE OF THE PRELIMINARY FWP

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-177707) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

THIS FREE WRITING PROSPECTUS DATED JULY 29, 2013 MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

$743,933,000 (Approximate)

Banc of America Merrill Lynch Commercial Mortgage Inc.
Depositor

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
CIBC Inc.
Sponsors and Mortgage Loan Sellers

Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2013-C11

Consider carefully the risk factors beginning on page S-54 in this free writing prospectus and page 9 in the attached prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.
The Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2013-C11 will consist of the following classes:

• senior certificates consisting of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class X-A and Class X-B certificates;

• junior certificates consisting of the Class A-S, Class B, Class PST, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates; and

• the residual certificates consisting of the Class R certificates.

Only the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class X-A, Class A-S, Class B, Class PST and Class C certificates are offered hereby.

Distributions on the offered certificates will occur monthly, commencing in September 2013, to the extent of available funds, as described in this free writing prospectus. The mortgage loans constitute the sole source of repayment on the certificates.

The issuing entity’s assets will consist primarily of thirty-eight (38) fixed rate mortgage loans and other property described in this free writing prospectus and the attached prospectus. The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing properties. This free writing prospectus more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties. The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Expected Ratings (Fitch/Moody’s/Morningstar)	Approximate Initial Certificate Balance or Notional Amount	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Expected Final Distribution Date	Rated Final Distribution Date
Class A-1	AAA(sf)/Aaa(sf)/AAA		$ 53,000,000%		May 2018	August 2046
Class A-2	AAA(sf)/Aaa(sf)/AAA		$142,000,000%		August 2018	August 2046
Class A-AB	AAA(sf)/Aaa(sf)/AAA		$ 72,980,000%		April 2023	August 2046
Class A-3	AAA(sf)/Aaa(sf)/AAA		$125,000,000%		May 2023	August 2046
Class A-4	AAA(sf)/Aaa(sf)/AAA		$206,448,000%		July 2023	August 2046
Class X-A	AAA(sf)/Aaa(sf)/AAA		$648,667,000%	Variable	July 2023	August 2046
Class A-S	AAA(sf)/Aaa(sf)/AAA		$ 49,239,000%		July 2023	August 2046
Class B	AA-(sf)/Aa3(sf)/AA+		$ 61,013,000%		July 2023	August 2046
Class PST	A-(sf)/A2(sf)/A+		$144,505,000%	NAP	July 2023	August 2046
Class C	A-(sf)/A3(sf)/A+		$ 34,253,000%		July 2023	August 2046
(Explanatory notes to this table start on page S-1)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this free writing prospectus or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and CIBC World Markets Corp., the underwriters, are acting as co-lead managers and bookrunners.  Merrill Lynch, Pierce, Fenner & Smith Incorporated,  Morgan Stanley & Co. LLC and CIBC World Markets Corp. will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public in one or more negotiated transactions or otherwise at varying prices determined at the time of sale.  The offered certificates are offered by the underwriters when, as and if issued by the issuing entity and delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  The underwriters expect to deliver the offered certificates to purchasers on or about August 15, 2013.

CIBC World Markets
July , 2013

ANNEX B-1

FIRST PAGE OF STRUCTURAL AND COLLATERAL TERM SHEET

MSBAM 2013-C11

Free Writing Prospectus
Structural and Collateral Term Sheet

$856,326,747

 (Approximate Total Mortgage Pool Balance)

$743,933,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.
as Depositor

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C11

July 26, 2013

BofA MERRILL LYNCH	MORGAN STANLEY

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager
CIBC World Markets

Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-177707) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.propectus_distribution@baml.com.

This is not a research report and was not prepared by the Underwriters’ research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

ANNEX B-2

FIRST PAGE OF PRE-PRICING FWP I

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-177707) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by e-mail to dg.Prospectus_Requests@baml.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

$743,933,000 (Approximate)
Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11
as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
as Depositor

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2013-C11

Update - July 30, 2013

This free writing prospectus relates to Banc of America Merrill Lynch Commercial Mortgage Inc.’s offering of Classes A-1, A-2, A-AB, A-3, A-4, X-A, A-S, B, PST and C of its Series 2013-C11 Commercial Mortgage Pass-Through Certificates and clarifies, updates or adds the following information as it relates to (i) the free writing prospectus, dated July 29, 2013 and filed with the Securities and Exchange Commission under accession number 0001539497-13-000691 (the “Free Writing Prospectus”; capitalized terms not defined herein are used as defined in the Free Writing Prospectus) and (ii) the free writing prospectus also designated as the “Structural and Collateral Term Sheet”, dated July 26, 2013 and filed with the Securities and Exchange Commission under accession number 0001539497-13-000667 (the “Term Sheet”):

Structural Update

The notional balance of the Class X-A Certificates will change from $648,667,000 to  $599,428,000.  This change reflects that the Certificate Balance of the Class A-S trust component will no longer be part of the calculation of the notional balance of the Class X-A Certificates.   Accordingly:

•     The notional amount of the Class X-A certificates will equal the aggregate principal balance of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 certificates.

•     The pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 certificates.

ANNEX B-3

FIRST PAGE OF PRE-PRICING FWP II

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-177707) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by e-mail to dg.Prospectus_Requests@baml.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

$743,933,000 (Approximate)
Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11
as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
as Depositor

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2013-C11

Update No. 2 - July 30, 2013

This free writing prospectus relates to Banc of America Merrill Lynch Commercial Mortgage Inc.’s offering of Classes A-1, A-2, A-AB, A-3, A-4, X-A, A-S, B, PST and C of its Series 2013-C11 Commercial Mortgage Pass-Through Certificates and clarifies, updates or adds the following information as it relates to (i) the free writing prospectus, dated July 29, 2013 and filed with the Securities and Exchange Commission under accession number 0001539497-13-000691 (the “Free Writing Prospectus”; capitalized terms not defined herein are used as defined in the Free Writing Prospectus); (ii) the free writing prospectus also designated as the “Structural and Collateral Term Sheet”, dated July 26, 2013 and filed with the Securities and Exchange Commission under accession number 0001539497-13-000667 (the “Term Sheet”); and (iii) the free writing prospectus also designated as an “Update”, dated July 30, 2013, and filed with the Securities and Exchange Commission under accession number 0001539497-13-000699 (“Update No. 1”).

General

USE OF PROCEEDS

We will apply the net proceeds of the offering of the Offered Certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the Offered Certificates.

ANNEX B-4

FIRST PAGE OF EACH OTHER PRE-PRICING FWP

MSBAM 2013-C11 - Underwriting Agreement

-----Original Message-----
From: Fuller, Carol (Bloomberg Mail)
Sent: Thursday, August 01, 2013 3:15 PM
Subject: MSBAM 2013-C11 ***CMBS NEW ISSUE *** PUBLIC. **PXG Details **

NEW ISSUE CMBS: $744MM MSBAM SERIES 2013-C11 CO-LEAD MANAGERS & BOOKRUNNERS: BofA MERRILL LYNCH & MORGAN STANLEY
CO-MANAGER: CIBC

PUBLICLY OFFERED CERTIFICATES

CLASS	FITCH/MOODYS/MSTAR	SIZE($MM)	WAL(YRS)	SPREAD	CPN	$PRICE	YIELD
A1	AAA(sf)/Aaa(sf)/AAA	53.000	2.72	S+ 57	1.308	99.99825	1.293
A2	AAA(sf)/Aaa(sf)/AAA	142.000	4.98	S+ 80	3.085	102.99987	2.4321
AAB	AAA(sf)/Aaa(sf)/AAA	72.980	7.45	S+100	3.845	102.99692	3.3888
A3	AAA(sf)/Aaa(sf)/AAA	125.000	***NOT AVAILABLE***
A4	AAA(sf)/Aaa(sf)/AAA	206.448	9.87	S+105	4.367	102.96391	3.8943
AS	AAA(sf)/Aaa(sf)/AAA	49.239	9.92	S+135	4.567	102.10588	4.2013
B	AA-(sf)/Aa3(sf)/AA+	61.013	9.92	S+200	4.567	97.01824	4.8513
C	A-(sf)/A3(sf)/A+	34.253	9.92	S+260	4.567	92.59145	5.4513

EXPECTED SETTLEMENT:        8/15
B&D:         BofAML

----------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322.  The securities may  not be suitable for all investors.  Merrill, Lynch, Pierce, Fenner & Smith  Incorporated and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

CIRCULAR 230 DISCLOSURE
TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SCHEDULE I

Underwriting Agreement, dated as of the date first written above

Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11, Commercial Mortgage Pass-Through Certificates, Series 2013-C11, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class X-A, Class A-S, Class B, Class PST and Class C

Underwriters	Amount of Offered Certificates to be Purchased	Class of Offered Certificates to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$53,000,000	A-1
Morgan Stanley & Co. LLC	$0	A-1
CIBC World Markets Corp.	$0	A-1
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$142,000,000	A-2
Morgan Stanley & Co. LLC	$0	A-2
CIBC World Markets Corp.	$0	A-2
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$72,980,000	A-AB
Morgan Stanley & Co. LLC	$0	A-AB
CIBC World Markets Corp.	$0	A-AB
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$125,000,000	A-3
Morgan Stanley & Co. LLC	$0	A-3
CIBC World Markets Corp.	$0	A-3
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$206,448,000	A-4
Morgan Stanley & Co. LLC	$0	A-4
CIBC World Markets Corp.	$0	A-4
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$599,428,000	X-A
Morgan Stanley & Co. LLC	$0	X-A
CIBC World Markets Corp.	$0	X-A
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$49,239,000	A-S
Morgan Stanley & Co. LLC	$0	A-S

CIBC World Markets Corp.	$0	A-S
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$61,013,000	B
Morgan Stanley & Co. LLC	$0	B
CIBC World Markets Corp.	$0	B
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$0	PST
Morgan Stanley & Co. LLC	$0	PST
CIBC World Markets Corp.	$0	PST
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$34,253,000	C
Morgan Stanley & Co. LLC	$0	C
CIBC World Markets Corp.	$0	C

SCHEDULE I (CONTINUED)

Class Designation	Initial Aggregate Principal Amount or Notional Amount of Class(1)	Approximate Initial Pass-Through Rate(2)	Purchase Price(3)
A-1	$53,000,000	1.30800%	99.99825%
A-2	$142,000,000	3.08500%	102.99987%
A-AB	$72,980,000	3.84500%	102.99692%
A-3	$125,000,000	3.96000%	100.99408%
A-4	$206,448,000	4.36700%	102.96391%
X-A	$599,428,000	0.92259%	3.71964%
A-S	$49,239,000	4.56700%	102.10588%
B	$61,013,000	4.56700%	97.01824%
PST	$0	N/A	N/A
C	$34,253,000	4.56700%	92.59145%

(1)	Subject to a variance of plus or minus 5.0%.

(2)	Rate per annum.

(3)
Expressed as a percentage of the aggregate principal amount or notional amount, as applicable, of the relevant class of Offered Certificates to be purchased.  The purchase price for each class of the Offered Certificates shown is net of accrued interest. The purchase price to be paid will include accrued interest at the initial Pass-Through Rate therefor on the aggregate principal amount or notional amount, as applicable, thereof to be purchased from the Cut-off Date to but not including the Closing Date.  The purchase price does not reflect any underwriting discount.